Exhibit 10.3
2016 Award Agreement
under the
Voya Financial, Inc.
2014 Omnibus Employee Incentive Plan

Grantee:
Grant Date:
Restricted Stock Units Granted:
Performance Stock Units Granted:

Article 1− General

1.1
Capitalized terms used but not defined in this agreement (this “Agreement”) shall, unless the context otherwise requires, have the same definition as in the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan (the “Plan”). Unless otherwise stated or the context so requires, the singular shall be construed to mean the plural, and vice versa.

1.2
This Award is subject to the terms and conditions of the Plan and as set forth below in this Agreement. The provisions of this Agreement shall govern and prevail in the event of any conflict with the Plan. Any conflicting or inconsistent term of this Agreement shall be interpreted and implemented by the Committee in a manner consistent with the Plan.

1.3	The Grantee has read the Plan, and accepts and agrees to the terms and conditions thereof.
Article 2    − Awards

2.1	Award of RSUs.

(b)
Award. Grantee is hereby granted the number of restricted stock units (“RSUs”, and each an “RSU”) indicated above immediately adjacent to the caption “Restricted Stock Units Granted”. Each RSU represents a conditional right to receive one share of Common Stock, subject to Article 3.1(a).

(c)	Grant Date of Award. The grant date of this Award of RSUs is the date indicated above immediately adjacent to the caption “Grant Date” (the “Grant Date”).

(d)	Consideration. No consideration is payable by the Grantee in respect of this Award of RSUs.

2.2	Award of PSUs.

(b)
Award. Grantee is hereby granted the number of performance share units (“PSUs”, and each a “PSU”) indicated above immediately adjacent to the caption “Performance Share Units Granted”. Each PSU represents a conditional right to receive a number of shares of Common Stock subject, and determined according, to Article 3.1(b)(ii).

(c)	Grant Date of Award. The grant date of this Award of PSUs is the Grant Date.

(d)	Consideration. No consideration is payable by the Grantee in respect of this Award of PSUs.
Article 3    − Vesting and Delivery of Award

3.1	Scheduled Vesting Dates.

(b)
Vesting of Awards of RSUs. Subject to Articles 3.2 and 3.4 below, this Award of RSUs will vest one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date and one-third on the third anniversary of the Grant Date (each, a “Vesting Date”), provided that the Grantee is still Employed by the Company on each of the respective Vesting Dates. Any fractional shares that would otherwise vest on a Vesting Date will vest on the last Vesting Date. In the event there are any fractional shares on the final Vesting Date, the number of RSUs that vest on that final Vesting Date will be rounded up to the nearest whole share. As soon as practicable following each Vesting Date (but in any event no later than the end of the calendar year in which such Vesting Date occurs), one share of Common Stock shall be delivered to the Grantee in respect of each RSU which vested on such Vesting Date.

(c)
Vesting of Awards of PSUs. (i) Subject to Articles 3.3 and 3.4 below, this Award of PSUs will vest on the third anniversary of the Grant Date (the “PSU Vesting Date”), provided that the Grantee is still Employed by the Company on the PSU Vesting Date. In the event there are any fractional shares on the PSU Vesting Date, the number of PSUs that vest on the PSU Vesting Date will be rounded up to the nearest whole share.

(iii)
As soon as practicable following the PSU Vesting Date (but in any event no later than the end of the Calendar Year in which the PSU Vesting Date occurs), a number of shares of Common Stock shall be delivered to the Grantee in respect of each PSU which vested on the PSU Vesting Date, equal to the number of such PSUs multiplied by a performance factor (a “Performance Factor”) applicable to the period beginning on January 1 of the year in which the Grant Date falls and ending on December 31 of the year immediately preceding the PSU Vesting Date (such period, the “Performance Period”) The Performance Factor for the Performance Period will be determined based on the level of achievement, over the course of the Performance Period, of the performance goals set forth in Annex A hereto. Grantee understands and acknowledges that the Performance Factor may be zero if applicable minimum goals are not met, and that the Performance Factor may not exceed the maximum amount set forth in Annex A.

3.2	Termination of Employment - RSUs.

(b)
If Grantee’s Employment is terminated by the Company other than for Cause (as such term is defined in the Employment Agreement) or is terminated by Grantee for Good Reason (as such term is defined in the Employment Agreement), then any unvested RSUs shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Article 3.1(a); provided, however, that if Article 3.2(c) or Article 3.2(d) of this Agreement shall also apply to the termination of Grantee’s Employment, such provisions shall supersede this Section 3.2(a) (and for the avoidance of doubt, if the Termination Date is within two years following a Change of Control, then Section 3.4(a) of this Agreement and Section 3.6 of the Plan shall govern the treatment of the Award evidenced by this Agreement, to the extent any provision of this Agreement is inconsistent with Section 3.4(a) of the Agreement or Section 3.6 of the Plan).

(c)	If Grantee’s Employment is terminated by Grantee other than for Good Reason (as such term is defined in the Employment Agreement), then:

(iii)
If the Termination Date is on or before December 31, 2016, any unvested RSUs as of the Termination Date shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Section 3.1(a), provided, however, that on the second anniversary of the Termination Date, each RSU that was unvested as of the Termination Date and that has not vested as of the day immediately preceding the second anniversary of the Termination Date shall expire and Grantee shall have no further rights thereunder (other than rights with respect to settlement and share delivery of vested awards); or

(iv)
If the Termination Date is on or after January 1, 2017, any unvested RSUs as of the Termination Date shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Section 3.1(a), provided, however, that the number of RSUs that will vest on each such Vesting Date will be equal to the product determined by multiplying (x) the number of RSUs that otherwise would have been vested on such Vesting Date by (y) a fraction the numerator of which is the sum of (A) the number of full and partial months which have elapsed from the Grant Date to the Termination Date and (B) 24 months, and the denominator of which is the total number of months between the Grant Date and such Vesting Date (provided that such fraction shall not exceed 1); any unvested RSUs as of the Termination Date that would not vest on their respective Vesting Dates pursuant to the foregoing formula shall, as of the

Termination Date, expire and Grantee shall have no further rights thereunder (other than rights with respect to settlement and share delivery of vested awards).

(d)
If Grantee’s Employment is terminated as a result of Grantee’s Disability (as such term is defined in the Employment Agreement), then any unvested RSUs shall vest as of the Termination Date and one share of Common Stock shall be delivered to the Grantee in respect of each such vested RSU as soon as practicable following the Termination Date (but in any event no later than March 15 of the calendar year following the calendar year in which the Termination Date occurs); or

(e)
If Grantee’s Employment is terminated as a result of Grantee’s death, then any unvested RSUs shall vest and one share of Common Stock shall be delivered to the Grantee’s beneficiary or estate, as the case may be, in respect of each vested RSU as soon as practicable following the date of death (but in any event no later than March 15 of the calendar year following the calendar year in which the death occurs).

3.3	Termination of Employment - PSUs.

(b)
If Grantee’s Employment is terminated by the Company other than for Cause (as such term is defined in the Employment Agreement) or is terminated by Grantee for Good Reason (as such term is defined in the Employment Agreement), then any unvested PSUs shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Section 3.1(b), and the number of shares of Common Stock to be delivered to Grantee in respect of each such vesting PSU will be determined in accordance with Section 3.1(b)(ii); provided, however, that if Section 3.3(c) or Section 3.3(d) of this Agreement shall also apply to the termination of Grantee’s Employment, such provisions shall supersede this Section 3.3(a) (and for the avoidance of doubt, if the Termination Date is within two years following a Change of Control, then Section 3.4(a) of this Agreement and Section 3.6 of the Plan shall govern the treatment of the Award evidenced by this Agreement, to the extent any provision of this Agreement is inconsistent with Section 3.4(a) of the Agreement or Section 3.6 of the Plan).

(c)	If Grantee’s Employment is terminated by Grantee other than for Good Reason (as such term is defined in the Employment Agreement), then:

(iii)
If the Termination Date is on or before December 31, 2016, any unvested PSUs as of the Termination Date shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Section 3.1(b), and the number of shares of Common Stock to be delivered to Grantee in respect of each such vesting PSU will be determined in accordance with Section 3.1(b)(ii), provided, however, that on the second anniversary of the Termination Date, each PSU that was unvested as of the Termination Date and that has not vested as of the day immediately preceding the second anniversary of the Termination Date shall expire and Grantee shall have no further rights thereunder

(other than rights with respect to settlement and share delivery of vested awards); or

(iv)
If the Termination Date is on or after January 1, 2017, any unvested PSUs as of the Termination Date shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Section 3.1(b), and the number of shares of Common Stock to be delivered to Grantee in respect of each such vesting PSU will be determined in accordance with Section 3.1(b)(ii), provided, however, that the number of PSUs that will vest on each such Vesting Date will be equal to the product determined by multiplying (x) the number of PSUs that otherwise would have been vested on such Vesting Date by (y) a fraction the numerator of which is the sum of (A) the number of full and partial months which have elapsed from the Grant Date to the Termination Date and (B) 24 months, and the denominator of which is the total number of months between the Grant Date and such Vesting Date (provided that such fraction shall not exceed 1); any unvested PSUs as of the Termination Date that would not vest on their respective Vesting Dates pursuant to the foregoing formula shall, as of the Termination Date, expire and Grantee shall have no further rights thereunder (other than rights with respect to settlement and share delivery of vested awards).

(d)
If Grantee’s Employment is terminated as a result of Grantee’s death or Disability, then, as of the Termination Date, all unvested PSUs shall vest and a number of shares of Common Stock shall be delivered to Grantee, or to Grantee’s beneficiary or estate, as the case may be, in respect of each such PSU, such number to be determined in accordance with Article 3.1(b)(ii) using a Performance Factor equal to (x) if the Committee shall have determined, prior to the Termination Date, a Performance Factor with respect to the Performance Period (including a Performance Factor calculated on an interim basis with respect to the Performance Period, if the Committee shall have made such a determination), the most recently determined Performance Factor for the Performance Period or (y) if no such Performance Factor shall have been determined with respect to the Performance Period prior to the Termination Date, a Performance Factor of 100%; the shares of Common Stock (if any) so calculated shall be delivered to the Grantee, or to the Grantee’s beneficiary or estate, as the case may be, as soon as practicable following the Termination Date (but in any event no later than March 15 of the calendar year following the calendar year in which the Termination Date occurs); or

3.4	Change in Control or Termination of Employment – All Awards

(b)
In the event of a Change in Control, except as provided in Section 3.4(e) of this Agreement, the provisions of Section 3.6 of the Plan shall govern the treatment of this Award, which provisions shall supersede any provision of this Agreement (other than Section 3.4(e)) that is inconsistent with such Section 3.6.

(c)
If Grantee’s Employment is terminated for Cause (as such term is defined in the Employment Agreement), then this Award shall lapse immediately on the Termination Date and any unvested awards shall be forfeited.

(d)	Notwithstanding Articles 3.2 or 3.3, the Committee in its absolute discretion may consent to vest this Award in whole or in part to the extent it may determine and considers reasonable.

(e)	Other than as set forth in Articles 3.2 and 3.3, any unvested RSUs or PSUs shall expire upon termination of Employment without any consideration and the Grantee shall have no further rights thereto.

(f)
Notwithstanding the terms of this Agreement or the terms of Section 3.6 of the Plan, Section 6(i) of the Employment Agreement shall govern the treatment of the Award evidenced by this Agreement, to the extent that such Section 6(i) provides for treatment of such Award that is inconsistent with the terms of this Agreement or Section 3.6 of the Plan.

(g)
The vesting of any RSU or PSU, and the delivery of any shares of Common Stock, pursuant to Sections 3.2(a), 3.2(b), 3.3(a) or 3.3(b) hereof shall be conditioned on Grantee’s compliance with the conditions set forth in Section 6(g) of the Employment Agreement, and no such RSUs or PSUs shall vest, and no such shares of Common Stock shall be delivered, if such conditions are not satisfied.

Article 4    − Compensation Recoupment Policy

4.1	This grant is made expressly subject to the Voya Financial, Inc. Compensation Recoupment Policy, as in effect from time to time.
Article 5    − Various

5.1
Compliance with U.S. Tax Law. The Grantee understands and agrees that notwithstanding anything herein to the contrary, this Agreement, and the Award made hereby, shall be administered in accordance with the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to, Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, any adjustment of the Award granted hereby shall be made in compliance with Section 409A of the Code. The Award granted hereby is intended to comply with Section 409A of the Code and will be administered and interpreted in accordance with that intent. In the event that the Grantee is a “specified employee” (within the meaning of the Treasury Regulations §1.409A‑1(i)) as of the date of the Grantee’s “separation from service” (within the meaning of Treasury Regulations §1.409A‑1(h)) and if, as a result, any shares of Common Stock cannot be delivered, or this Award cannot be paid or provided, in either case in the manner or at the time otherwise provided in Article 3, without subjecting the Grantee to “additional tax”, interest or penalties under Section 409A of the Code, then such shares shall be delivered, or this Award will be paid or provided, on the first day of the seventh month following the Grantee’s separation from service.

5.2
Delivery of Common Stock or Sale of Common Stock. Except as otherwise provided above and notwithstanding anything in the Plan to the contrary, shares of Common Stock deliverable in respect of vested RSUs or PSUs, shall be transferred to the brokerage account of the Grantee. The Grantee shall provide instructions to the Company and to the administrator of the brokerage account during the designated period(s) prior to the relevant Vesting Date or PSU Vesting Date, as applicable, regarding the retention or sale of all or a portion of the delivered shares of Common Stock, including in respect of tax withholding obligations relating to the vested RSUs or PSUs, in each case in accordance with the procedures established by the Company and the administrator of the brokerage account for the provision of such instructions. If the Grantee fails to provide any such instructions during the designated period(s), the Grantee shall be deemed to have provided instructions to retain all of the delivered shares of Common Stock. In all cases, however, the Company shall be entitled, at its sole option, to withhold or repurchase (at the market price of such shares at the time of delivery) Common Shares from Grantee in order to satisfy all or a portion of any tax withholding or similar obligations associated with the vesting or delivery of such Common Shares, and such withholding or repurchase by the Company shall be effected in priority to any contrary default provision or instructions provided by Grantee.

5.3
Dividend Equivalent Rights. The Grantee has, with respect to all RSUs and PSUs granted hereby, a conditional right to receive amounts equal to the regular cash dividends that would have been paid on the shares of Common Stock deliverable upon vesting of such RSUs and PSUs as if such shares of Common Stock had been delivered on the Grant Date. Such amounts will be paid in cash, without interest, subject to the same terms and conditions, including but not limited to those related to vesting, forfeiture, cancellation and payment, as apply to such RSUs and PSUs. The Grantee will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified herein.

Article 6    − Governing law and Jurisdiction

6.1
Governing law and jurisdiction. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York. The Company and the Grantee irrevocably submit, in respect of any suit, action or proceeding arising out of or relating to or concerning the Plan or the interpretation or enforcement of this Agreement, to the exclusive jurisdiction of any state or federal court located in New York, New York and to be bound by the provisions of Section 3.16 of the Plan.

6.2
Partial invalidity. Parties expressly agree that the invalidity or unenforceability of an Article or Articles of this Agreement shall not affect the validity or enforceability of any other Article of this Agreement and that the remainder of this Agreement will remain in full effect. Any such invalid or unenforceable Article shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing Article shall be as close as possible to the intent of the invalid or unenforceable Article.

Article 7     − Grantee Covenants

7.1	In consideration of the Award granted under this Agreement, Grantee agrees to abide by the provisions of Section 7 of the Employment Agreement.

7.2
The Grantee acknowledges that the Grantee’s agreement to abide by the covenants set forth in Section 7 of the Employment Agreement are a material inducement for the Company to make the Award granted under this Agreement.

Article 8    − Definitions

8.1	“Employment Agreement” shall mean the Employment Agreement, dated as of December 11, 2014, between Voya Financial and Grantee.

8.2	“Termination Date” shall mean the date upon which Grantee’s Employment with the Company terminates.

IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement effective as of the date first written above.

[Signature page to Omnibus Plan 2016 Award Agreement]